INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment
No. 1 to Registration Statement Nos. 33-64179 and 333-49647 of Chrysler Financial Company LLC (formerly Chrysler Financial Corporation) on Form S-3 of our reports dated January 22, 1998 appearing in the Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1997 and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of such Registration Statements.


/s/ Deloitte & Touche LLP

Detroit, Michigan

November 4, 1998